                         STOCK PLEDGE  AND SECURITY AGREEMENT


     THIS STOCK PLEDGE AND SECURITY AGREEMENT ("Agreement") effective as of the fifteenth day of May, 1998 is entered into by and between ______________ ("Borrower") and __________________________ ("Lender") and _______________
("Holder") with reference to the facts set forth below.

                                       RECITALS

     A. Borrower has executed a Purchase and Sale Agreement with Lender ("Purchase Agreement") and on the effective date of this Stock Pledge and Security Agreement is purchasing from Lender, and will become the legal and beneficial owner of ______________ shares of common stock of Price Enterprises, Inc. a Maryland corporation, hereinafter called the "Pledged Shares".

     B. Borrower has executed a Promissory Note of even date herewith ("Note") in favor of Lender in the principal sum of _____________. Lender has agreed to accept said Note in partial payment of the purchase price of the Pledged Shares.

     C. The execution of this Agreement is a condition precedent to the obligation of Lender to accept the Note as partial payment of the purchase price of the Pledged Shares.

     NOW, THEREFORE, in consideration of the recitals and the agreement of the parties contained herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereby agree as follows:

     1. PLEDGE. Borrower hereby pledges and grants a first priority security interest to Lender in all of its right, title, and interest in and to the "Pledged Shares", and except as set forth herein, all renewals, voting rights, substitutions, additions, replacements, dividends, earnings and proceeds and products thereof, including without limitation whatever is receivable or received when the foregoing is sold, collected, exchanged or otherwise dispensed of, and all future earnings and interest paid or payable thereon (collectively the "Securities").

     2. BROKERAGE ACCOUNT AND POSSESSION OF STOCK. Borrower agrees ___________ ("Holder") shall open an account with Dean Witter at its office located at 7979 Ivanhoe, Second Floor, La Jolla, Ca. 92037 in the name of Holder, as Custodian for Buyer ("Broker account"). Upon Closing of the Purchase Agreement , Borrower consents, and directs Seller to deposit the Pledged Shares to the Broker Account. Buyer acknowledges and agrees that under the terms of the Broker Account only the Holder shall be entitled to give instructions regarding the assets held in the Broker Account and Buyer shall have no ability to withdraw the Pledged Shares from the Account.

     3.   OBLIGATIONS OF THE HOLDER TO BORROWER.

          (a) Holder agrees to maintain the Brokerage Account as the custodian of Buyer and to retain the Pledged Shares in the Broker Account until either (i) this Pledge terminates under the provisions of Paragraph 5 or (ii) he receives written notice from Lender that an event of default under the Note has occurred and Borrower has failed to cure said default within five business days from date of occurrence.

          (b) At any time prior to the Maturity Date of the Note, Borrower shall have the right to direct Holder, and Holder shall be obligated at Buyer's written direction, to sell the Securities and pay to Lender the lesser of (i) the net proceeds of the sale or (ii) the full amount of the Secured Obligations. Upon such sale of Securities and payment to Lender the Note shall be deemed paid in full and Lender shall have no further right to collect on the Note.

     4. REPRESENTATIONS AND WARRANTIES. Borrower represents that as of the effective date of this Pledge Agreement (A) Borrower is the owner of the Securities and that Borrower has not otherwise assigned or transferred, and agrees that Borrower shall not assign or transfer, absolutely or for security, the Securities or any interest therein to any other person or entity; (B) there are no outstanding options, warrants or other agreements with respect to the Securities; (C) the Securities have been validly issued and are fully paid and non-assessable, and the holder or holders thereof are not and will not be subject to any personal liability; (D) any consent, approval or authorization or designation or filing with any governmental authority on the part of Borrower which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected; and (E) the execution and delivery of this Agreement by Borrower will not result in a violation of any mortgage, indenture, material contract, instrument, judgement, decree, order, statute, rule or regulation to which Borrower is subject.

     5. OBLIGATIONS SECURED. This pledge and security interest granted hereunder secures the faithful performance and payment of all obligations of Borrower to Lender now existing or hereafter existing or arising under the Note, and all extensions, modifications, substitutions, replacements, and renewals of any of the obligations set forth therein (collectively the "Secured Obligations"). This pledge shall terminate only upon performance and payment in full of all of the Secured Obligations, or upon the written release of the Lender as the Lender shall give in its sole and absolute discretion.

     6. DEFAULT AND REMEDIES. Any breach of or event of default under the Note or any failure to comply with any of the terms under this Agreement shall be a default hereunder. Upon any default hereunder, Lender shall have the right to exercise its remedies as a secured party with respect to the Securities, including, without limitation, the right to debit all or any portion of the Securities and apply amounts debited in Lender's sole and absolute discretion (a) toward cure of the default; (b) to payment of principal (whether or not otherwise accelerated), interest or any other amount owing from Borrower to Lender, in such order as Lender may determine, without curing the default; or (c) in such combination thereof as Lender may determine. Lender shall in no event be required to use proceeds of the Securities to cure a default.

     7. ADMINISTRATION OF SECURITIES. The provisions set forth below shall govern the administration of the Securities:

          (a)  VOTING.   Until there shall have occurred any default
hereunder, Borrower shall be entitled to vote or consent with respect to the Securities in any manner not inconsistent with this Agreement, to the extent the Securities carry any rights of voting or consent. Holder hereby grants to Borrower a proxy to vote the securities which proxy shall be automatically revoked upon the occurrence of any default hereunder. Holder agrees to deliver to Borrower such further evidence of the grant of such proxy as Borrower may request from time to time.

          (b) DISTRIBUTIONS. Until there shall have occurred any default hereunder, Borrower shall be entitled to receive, free and clear of this pledge agreement, any and all cash dividends paid on the Pledged Shares. Borrower shall not, however, be entitled to receive any stock dividends or other distributions of stock, paid on the Pledged Shares. Until there shall have occurred an Event of Default hereunder, Holder agrees to cause to be distributed to Borrower all cash dividends paid on the Pledged Shares. Any stock dividends or stock distributed on the Pledged Shares shall be retained by Holder in the Broker Account as additional security and shall become part of the Securities.

          (c) FURTHER DOCUMENTS. Borrower will forthwith upon request by Lender and in confirmation of the security interest hereby created, execute and deliver to Lender such further assignments, transfers, assurances, instruments, notices and agreements in form and substance as the Lender shall reasonably request.

          (d) REMEDIES. In addition to any rights and remedies otherwise available in law or in equity, and in addition to the other provisions of this Agreement, and any other documents or instruments delivered or to be delivered in connection herewith or therewith, or any document or instrument now in existence, or which may hereafter be made, with respect to any of the Secured Obligations, the provisions set forth below shall, to the extent permitted by applicable law, govern Lender's rights to realize on the Securities upon a default hereunder.

          (e)  CONDUCT OF SALE.

               (i) Any sale of the Pledged Securities shall be made through Holder. Holder shall not make any sale or other disposition, unless the terms thereof shall be satisfactory to Lender in its sole and absolute discretion.

               (ii) Upon giving written notice of default to Holder pursuant to the terms of Section 3 of this Agreement, Lender may direct Holder to sell as many of the Pledged Shares as are required to produce net funds sufficient to pay Lender the full amount of the Secured Obligations and to transfer the proceeds of such sale to Lender. Holder shall be obligated to carry out the instructions given to him by Lender.

               (iii) Once Lender has been paid the full amount of the Secured Obligations, Holder shall pay any funds remaining in the Broker Account to Borrower and close the Broker Account.

          (f) SALE OR DISPOSITION. Upon any sale or disposition, Holder shall have the right to deliver, assign, and transfer to the purchaser thereof the Securities so sold or disposed of. Each purchaser at any such sale or other disposition shall hold the Securities free from any claim or right of whatever kind, including any equity or right of redemption of the Borrower. The Borrower specifically waives all rights of redemption, stay or appraisal which it has or may hereafter have under any rule of law or statute now existing or hereafter adopted.

          (g) ATTORNEY-IN-FACT. Lender or its designee is hereby appointed attorney-in-fact for Borrower for the purpose of carrying out the provisions of this Agreement and taking any action in executing any instrument which Lender reasonably may deem necessary and advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and one coupled with an interest.

     8.   MISCELLANEOUS.

          (a) TERMINATION. This Agreement shall terminate upon Borrower's payment in full and the performance of the Secured Obligations. Upon such termination, Lender and Holder shall return any of the securities their respective possession that were not sold or otherwise disposed of to satisfy the Secured Obligations.

          (b) DEAN WITTER NOT A PARTY TO THE AGREEMENT. Dean Witter is providing account services only and is not a party to this Agreement.

          (c) SUCCESSOR TO HOLDER. Holder may resign at any time by giving written notice of his resignation to Lender and Borrower at least thirty (30) days prior to the effective date of the resignation. In the event Holder resigns or becomes otherwise unable to perform his duties, a successor holder shall be appointed by Lender subject to the approval of Borrower. Lender and Borrower agree that Dean Witter shall be authorized to transfer the Broker Account to the successor holder upon presentation of written instructions signed by both Lender and Borrower. Prior to any transfer of the account to the successor holder, the successor holder shall execute a counterpart of this agreement.

          (d) INDEMNIFICATION OF HOLDER AND LENDER. Borrower indemnifies Holder and Lender against, and holds them harmless from, all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other reasonable expenses which either may suffer or incur other than from the negligence or willful misconduct of Holder or Lender (i) by reason of this Agreement or (ii) by reason of the execution of this Agreement or in performance of any act required or permitted hereunder or by law, or (iii) as a result of any failure of Borrower to perform Borrower's obligations under this Agreement or the Note. Borrower's duty to indemnify Holder and Lender shall survive the termination of this Agreement.

          (e) AGREEMENT BINDING. This Agreement shall be binding upon Borrower and Borrower's heirs, executors, personal representatives and successors, and shall inure to the benefit of, and be enforceable by, Lender and Lender's successors and assigns. Borrower hereby represents and warrants to Lender that it has full legal authority to enter into this Agreement, to pledge the

Securities and to carry out the provisions hereof and no consent or approval from any other person or entity is necessary to enter into this agreement or carry out its terms.

          (f) SEVERABILITY. If any provision of this Agreement shall be deemed or held to be invalid or unenforceable for any reason, such provision shall be adjusted, if possible, rather than voided, so as to achieve the intent of the parties to the fullest extent possible. In any event such provision shall be severable from, and shall not be construed to have any effect on, the remaining provisions of this Agreement, which shall continue in full force and effect.

          (g) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts, between residents thereof, to be wholly performed within the State of California. Borrower hereby irrevocably consents to the jurisdiction of the Courts of the State of California located in San Diego County and of any Federal Court located in San Diego County, California in connection with any action or proceeding arising out of or relating to this Agreement.

          (h) RIGHTS CUMULATIVE; NO WAIVER. Lender's options, powers, rights, privileges, and immunities specified herein or arising hereunder are in addition to, and not exclusive of, those otherwise created or existing now or at any time, whether by contract, by statute or by rule of law. Lender shall not, by any act, delay, omission or otherwise, be deemed to have modified, discharged or waived any of Lender's options, powers, or rights in respect of this Agreement, and no modification, discharge or waiver of any such option, power, or right shall be valid unless set forth in writing signed by Lender or Lender's authorized agent, and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall be effective only in the specific instance and for the specific purpose for which given, and shall not be construed as a bar to any right or remedy that Lender would otherwise have on any other occasion.

          (i) ENTIRE AGREEMENT. This Agreement contains the entire agreement between Borrower and Lender with respect to the Securities, and supersedes all prior communications relating thereto, including, without limitation, all oral statements or representations. No supplement to or modification of this Agreement shall be binding unless executed in writing by Borrower and Lender.

          (j) COSTS OF ENFORCEMENT. Borrower shall upon demand pay to Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of counsel and/or any experts and agents, that Lender may incur in connection with (a) the administration of this Agreement, (b) the exercise or enforcement of any of the rights of Lender hereunder (including the defense of any claims or counterclaims asserted against Lender arising out of this Agreement or the transactions contemplated hereby) or under any judgment awarded to Lender in respect of its rights hereunder (which obligation shall be severable from the remainder of this Agreement and shall survive the entry of any such judgment), or (c) the failure by Borrower to perform or observe any of the provisions hereof. The foregoing shall include any and all expenses and fees incurred by Lender in connection with a bankruptcy, reorganization, receivership, or similar debtor-relief proceeding by or affecting Borrower or the Securities.

          (k) NOTICES. All notices, demands and other communications required or permitted hereunder shall be in writing, addressed to the parties at the following addresses:

     Lender:

                              Sol Price, Trustee
                              C/O Price Entities
                              7979 Ivanhoe Suite 520
                              La Jolla, CA 92037

     Borrower:



     Holder:

                              7979 Ivanhoe Suite 520
                              La Jolla, CA. 92037

or to such other address as may be designated from time to time by notice to the other parties in the manner set forth herein. All such communications shall be deemed effective (a) upon actual delivery if delivered by personal delivery or certified postage prepaid mail, (b) three business days following deposit, first class postage prepaid, with the United States Mail, or (c) on the next business day after timely and proper deposit with an overnight air courier with request for next business day delivery.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement is executed by the parties set forth below as of the date first-above written.



                                       BORROWER







                                       LENDER


                                       ------------------------------------
                                       SOL PRICE, TRUSTEE






                                       HOLDER


                                       ------------------------------------

EXHIBIT (C)(4)

--------------- ---------------------------------- ------------------------------------ ----------- -------------- --------------
                                                                                         NUMBER OF
      DATE      LENDER                             BORROWER                                SHARES        HOLDER      LOAN AMOUNT
--------------- ---------------------------------- ------------------------------------ ----------- -------------- --------------
  May 15, 1998  Price Family Charitable Trust      Paul A. Peterson, Peterson & Price,     50,000   Jim Cahill          $875,000
                                                   A Professional Corp., Profit
                                                   Sharing Plan - Trust B
--------------- ---------------------------------- ------------------------------------ ----------- -------------- --------------
  May 15, 1998  Price Family Charitable Trust      Jim Cahill                              50,000   Jackie Horton       $875,000
--------------- ---------------------------------- ------------------------------------ ----------- -------------- --------------
  May 15, 1998  Price Family Charitable Trust      White & Robinson, A Professional        50,000   Jim Cahill          $875,000
                                                   Corp., Profit Sharing Plan
--------------- ---------------------------------- ------------------------------------ ----------- -------------- --------------
  May 15, 1998  Price Family Charitable Trust      Murray Galinson, President,            100,000   Jim Cahill        $1,750,000
                                                   Galinson Holdings LLC
--------------- ---------------------------------- ------------------------------------ ----------- -------------- --------------
  May 15, 1998  Price Charitable Remainder Trust   Jack McGrory                            10,000   Jim Cahill          $175,000
--------------- ---------------------------------- ------------------------------------ ----------- -------------- --------------
  May 21, 1998  Price Charitable Remainder Trust   Anne Ledford Evans                      20,000   Jim Cahill          $350,000
--------------- ---------------------------------- ------------------------------------ ----------- -------------- --------------